SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

[X]    Filed by Registrant
[ ]    Filed by a Party other than the Registrant

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-12


                         SAGIENT RESEARCH SYSTEMS, INC.
                (Name of Registrant As Specified in its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)     Title of each class of securities to which transaction applies:
                  N/A
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2)     Aggregate number of securities to which transaction applies:
                  N/A
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3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  N/A
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4)     Proposed maximum aggregate value of transaction:
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5)     Total fee paid:
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[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

                  1)  Amount Previously Paid:
                           N/A
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                  2)  Form, Schedule or Registration Statement No.:
                           N/A
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                  3)  Filing Party:
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                  4)  Date Filed:
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

                         SAGIENT RESEARCH SYSTEMS, INC.
                           3655 Nobel Drive, Suite 540
                           San Diego, California 92122

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2005
                    ----------------------------------------

To the Stockholders of Sagient Research Systems, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of the Sagient Research Systems, Inc. (the "Company") will be held on May 19, 2005, at the Company's offices located at 3655 Nobel Drive, Suite 540, San Diego, California at 8:00 a.m., pacific daylight time, and thereafter as it may from time to time be adjourned, for the purposes stated below.

         1. To elect three (3) directors to the Board of Directors of the Company for a one (1) year term;

         2. To ratify the appointment of Peterson & Co., LLP as independent public auditors for the Company for fiscal year ending December, 31 2005; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         All stockholders are cordially invited to attend the Annual Meeting. Only those stockholders of record at the close of business on April 25, 2005 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          --------------------------------------
April 26, 2005                            Brian M. Overstreet
                                          President and Chief Executive Officer


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO SIGNATURE STOCK TRANSFER, INC., 14675 MIDWAY ROAD, SUITE 221, ADDISON, TEXAS 75001.

                         SAGIENT RESEARCH SYSTEMS, INC.
                           3655 Nobel Drive, Suite 540
                           San Diego, California 92122

                                 PROXY STATEMENT


                                  INTRODUCTION

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Sagient Research Systems, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held at the Company's offices located at 3655 Nobel Drive, Suite 540, San Diego, California on May 19, 2005 at 8:00 a.m., pacific daylight time, and at any adjournments thereof (the "Annual Meeting").

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect three (3) directors to the Board of Directors of the Company for a one (1) year term and (ii) to ratify the appointment of Peterson & Co., LLP as independent public auditors for the Company for fiscal year ending December 31, 2005, and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the person named in the proxy will vote on such other matters and/or for other nominees in accordance with his best judgment. The Company's Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of common stock, $.0001 par value (the "Common Stock"), of the Company at the close of business on April 25, 2005 (the "Record Date") will be entitled to vote at the Annual Meeting.

         The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is April 26, 2005. The Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 21, 2005, is being sent to stockholders together with this Proxy Statement and is incorporated herein by reference. The principal executive offices of the Company are located at 3655 Nobel Drive, Suite 540, San Diego, California 92122 and its telephone number is
(858) 623-1600.

                 INFORMATION CONCERNING SOLICITATION AND VOTING


         As of the Record Date, there were outstanding 23,510,796 shares of Common Stock held by approximately 510 holders of record and 704 beneficial owners. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

         Each nominee to be elected as a director named in Proposal 1 must receive a plurality of the votes cast by holders of Common Stock present in person or represented by proxy with respect to such proposal. The ratification of the appointment of Peterson & Co., LLP as the Company's independent auditors for the fiscal year ending December 31, 2005 described in Proposal 2 must be approved by the affirmative vote of the holders of a majority of the total votes cast on such proposal in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at the meeting. An abstention from a vote with respect to Proposal 1 will have no effect. An abstention from a vote with respect to Proposal 2 will have the same practical effect as a vote against such proposal. Broker "non-votes" are not deemed to be "votes cast." As a result, broker "non-votes" are not included in the tabulation of the voting result on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations and as such will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for a matter by reducing the total number of shares from which a majority is calculated. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposals 1 and 2. The approval of all other matters to be considered at the Annual Meeting requires the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matters.

         The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

         Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

         None of the matters to be acted upon at the Annual Meeting give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder's shares.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Under the By-Laws of the Company (the "By-Laws"), the Board of Directors of the Company is authorized to be comprised of not less than three
(3) directors, subject to which limitation the number of directors may be fixed from time to time by action of the stockholders or of the directors, with all directors elected by the stockholders each year at the annual stockholders meeting. The Company's board presently consists of three (3) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

         The Board has nominated three (3) candidates to serve as directors. The names and biographical summaries of the three (3) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of stockholders. The proxies will be voted for the election of the three (3) nominees listed below as directors of the Company unless otherwise specified on the form provided. A plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting will be necessary to elect the directors listed below. If, for any reason, any of the nominees shall be unable or unwilling to serve, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed proxy. Abstentions shall be counted separately and shall be used for purposes of calculating quorum.

Biographical Summaries of Nominees for the Board of Directors

         Brian M. Overstreet. Brian M. Overstreet has been the President, Chief Executive Officer and a Director of the Company since May 1999. In May 1999, Mr. Overstreet co-founded the Company. Previously, Mr. Overstreet was the Managing Director and founder of Midori Corporation and co-founder and Vice President of its subsidiary Midori Capital Corporation. Mr. Overstreet founded Midori Corporation in 1995 as a service provider to investors and public companies engaging in PIPE transactions. In 1997, Mr. Overstreet co-founded Midori Capital Corporation, a NASD broker/dealer specializing in the structuring and placement of private placement transactions and founded Midori Corporation's European sister-company, Midori (Suisse) Sarl in Geneva, Switzerland to market the PIPE transactions being generated by the U.S. based Midori companies.

         Robert F. Kyle. Robert F. Kyle has been Vice President, Secretary, General Counsel and a Director since May 1999. In May 1999, Mr. Kyle co-founded the Company. Prior to that, Mr. Kyle was the General Counsel for Midori Corporation and co-founder and President of its subsidiary Midori Capital Corporation, a NASD broker/dealer specializing in the structuring and placement of PIPE transactions. Mr. Kyle is responsible for the day-to-day compliance and regulatory management of DP Securities Inc. dba Sagient Securities, as well as managing the Companies in-house activities related to PlacementTracker and BioMedTracker.

         William John Jackson. William John Jackson has been a director of the Company since November 21, 2001. Mr. Jackson, currently retired, was the sole Director of 576967 Ontario, Ltd., a family property holding company, from 1983 until January 2002.

Recommendation of the Board of Directors

         The Board of Directors unanimously recommends a vote FOR the election of Messrs. Overstreet, Kyle, and Jackson. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

Director Compensation

         Directors do not receive compensation.

Meetings and Committees of the Board of Directors

         The Board of Directors met one (1) time during the fiscal year ended December 31, 2004. The Board of Directors has determined that Mr. Jackson is an independent director (as independence is defined in the rules of The NASDAQ Stock Market). Due to relatively small size of the Company's business, the Board of Directors does not have a standing Audit Committee, Compensation Committee or Nominating Committee.

Director Nominations

         The Board of Directors does not have a standing Nominating Committee or committee performing similar functions because of the relatively small size of the Board of Directors.

         Criteria for Nomination to the Board. In evaluating director candidates, regardless of the source of the nomination, the Board of Directors will consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, age, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. The Board of Directors has not established specific minimum qualifications in this connection. No formal policy has been established for the consideration of candidates recommended by stockholders, given the fact that no stockholder recommendations have been received in the past. The Board of Directors does not believe the lack of such a policy would materially affect its willingness to consider a suitable candidate recommended by stockholders.

         Process for Identifying and Evaluating Nominees. The Board of Directors initiate the process for identifying and evaluating nominees to the Board of Directors by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from all members of the Board of Directors.

The Audit Committee

         The Board of Directors performs the functions of the Audit Committee, and primarily focused on the following three areas:

         - the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

         - the independence and performance of the Company's independent public accountants.

         - the Company's compliance with legal and regulatory requirements.

         In lieu of the Audit Committee, the Board will receive from and discuss with the Company's independent auditors Peterson & Co., LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company.

Audit Fees

         For the year ended December 31, 2004, the Company incurred professional fees to its independent public accountants for the audited financial statements and reviews of quarterly financial statements in 2004 in the amount of $72,754.

Audit Related Fees

         There were no fees billed to the Company for services rendered in connection with employee benefit plan audits, SEC registration statements, due diligence, assistance and consultation on financial accounting and reporting standards during the year ended December 31, 2004.

Financial Information Systems Design and Implementation Fees

         For the year ended December 31, 2004, there were no fees billed by the Company's independent public accountants for professional services rendered for information technology services relating to financial information systems design and implementation.

Tax Fees

         There were no fees billed to the Company for services rendered in connection with tax audits and appeals, advice on mergers and acquisition and technical assistance during the year ended December 31, 2004.

All Other Fees

         For the year ended December 31, 2004, the Company incurred professional fees to its independent public accountants in the amount of $19,965 related to tax and all other services.

Code of Ethics

         We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers (including our principal executive officer, principal financial officer and controller) and directors. The Code of Business Conduct and Ethics can be obtained free of charge by sending a request to our Corporate Secretary at our address. Any changes to or waivers under the Code of Business Conduct and Ethics as it relates to our principal executive officer, principal financial officer, controller or persons performing similar functions will be disclosed in a periodic filing with the Securities and Exchange Commission.

Communications with Directors

Stockholders or other interested parties wishing to communicate with the Board of Directors, or any individual director, may do so in writing by sending an email to the attention of William Jackson at aurizon@sympatico.ca. Accounting controls and other financial matters will be referred to our Board. Other matters will be referred to the Board of Directors, the independent directors, or individual directors, as appropriate.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Management

         Certain information concerning the directors and executive officers of the Company is set forth below:

Name                        Age       Position(s) with the Company
----                        ---       ----------------------------

Brian M. Overstreet         33        Chief Executive Officer, President and
                                      Director

Robert F. Kyle              32        Vice President, Secretary, General Counsel
                                      and Director

Hoa "Henry" Duong           38        Chief Operating Officer

William John Jackson        65        Director

         See "Biographical Summaries of Nominees for the Board of Directors" for biographical summaries of Brian M. Overstreet, Robert F. Kyle and William John Jackson.

         Henry H. Duong joined the Company in June 2000 as a financial analyst, and has served as Vice President of Operations since August 2001 and Chief Operating Officer since June 2003. Prior to joining the Company, Mr. Duong was the General Manager for Vaughn Woods Investment Management. Mr. Duong holds NASD Series 7, 63 and 65 licenses.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table sets forth for each of the last three fiscal years ended December 31, 2004, December 31, 2003 and December 31, 2002 the remuneration paid by the Company to its Chief Executive Officer and all other executive officers that earned in excess of $100,000 in annual salary and bonus during such fiscal years:

                                  SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION        LONG-TERM
                                                                   COMPENSATION
NAME AND
PRINCIPAL                      FISCAL                              OTHER ANNUAL
POSITION                       YEAR   SALARY ($)    BONUS ($)      COMPENSATION        OPTIONS
--------                       ----   ----------    ---------      ------------        -------
Brian M. Overstreet,           2004   $  180,000          ---      $    5,400(1)       250,000(3)
President and Chief            2003   $  180,000          ---      $    5,400(1)           ---
Executive Officer              2002   $  180,000          ---      $    8,862(2)           ---

Robert F. Kyle, Vice           2004   $  110,004          ---      $      625(1)       250,000(3)
President, Secretary and       2003   $  100,008          ---      $    3,000(1)           ---
General Counsel                2002   $  100,008   $   10,482      $    2,391(1)           ---

Matthew Kliber, Executive      2004   $   78,942          ---      $    2,526(5)           ---
Vice President, Director of    2003   $  150,000          ---      $    2,438(1)       250,000(6)
Research(4)                    2002   $  132,500          ---      $    2,391(1)       250,000(7)

Henry Duong, Chief Operating   2004   $  111,731          ---      $   31,450(8)           ---
Officer                        2003   $  100,000          ---      $    3,000(1)       250,000(9)
                               2002   $   98,750   $    5,000      $    5,049(10)      200,000(11)

Michael H. Lorber, Chief       2004   $   40,833          ---             ---              ---
Financial Officer (12)         2003   $   77,500          ---             ---          150,000(13)
                               2002   $  113,385   $   14,250      $    1,200(1)       350,000(14)

Susanne Pruitt, Managing       2004          ---          ---             ---              ---
Director Capital Markets       2003          ---          ---             ---              ---
Unit (15)                      2002   $1,150,000          ---             ---              ---

(1) Represents amounts contributed by the Company to its 401-K plan on behalf of employee.
(2) Includes $3,462 payout of unused vacation pay from 2001 and $5,400 contributed by the Company to its 401-K plan on behalf of employee.
(3) Includes options exercisable for 250,000 shares of the Company's common stock at an exercise price of $0.08 per share.
(4)  Mr. Kliber resigned as an officer of the Company as of July 9, 2004.
(5) Includes $153 payout of unused vacation pay from 2004 and $2,373 contributed by the Company to its 401-K plan on behalf of employee.
(6) Includes options exercisable for 250,000 shares of the Company's common stock at an exercise price of $0.09 per share.
(7) Includes options exercisable for 250,000 shares of the Company's common stock at an exercise price of $0.39 per share.
(8) Includes the issuance of 400,000 shares of the Company's common stock having a fair market value of $28,000 and $3,450 contributed by the Company to its 401-K plan on behalf of employee.

(9) Includes options exercisable for 250,000 shares of the Company's common stock at an exercise price of $0.09 per share.
(10) Includes $2,087 payout of unused vacation pay from 2001 and $2,962 contributed by the Company to its 401-K plan on behalf of employee.
(11) Includes (i) options exercisable for 100,000 shares of the Company's common stock of at an exercise price of $1.50 per share, and (ii) options exercisable for 100,000 shares of the Company's common stock of at an exercise price of $0.39 per share.
(12) Mr. Lorber resigned as Chief Financial Officer of the Company in May 2003.
(13) Includes options exercisable for 150,000 shares of the Company's common stock at an exercise price of $0.09 per share.
(14) Includes (i) options exercisable for 250,000 shares of the Company's common stock at an exercise price of $1.90 per share, and (ii) options exercisable for 100,000 shares of the Company's common stock at an exercise price of $0.39 per share.
(15) Ms. Pruitt resigned as an officer and director of the Company as of January 31, 2003.


         During the last fiscal year, neither the Company's Chief Executive Officer nor the other executive officers named in the above Summary Compensation Table exercised any options or "Performance Warrants."

         The following table sets forth certain information with respect to options granted during the last fiscal year to the Company's executive officers named in the above Summary Compensation Table.

                      Option/SAR Grants In Last Fiscal Year

                              Number of       Percent of Total
                             Securities         Options/SARS
                             Underlying          Granted to       Exercise or
                            Options/SARS        Employees in      Base Price      Expiration
      Name                   Granted (#)        Fiscal Year%         ($/Sh)          Date
      ----                   -----------        ------------         ------          ----
      Brian Overstreet         250,000              21%              $ 0.08        12/22/14

      Robert Kyle              250,000              21%              $ 0.08        12/22/14


Aggregate Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values
--------------------------------------------------------------------------------

The Named Executive Officers did not exercise any stock options during the year ended December 31, 2004. Based upon a closing price on December 31, 2004 of $.06 per share as reported by the OTC Bulletin Board, their unexercised stock options were not in-the-money at December 31, 2004.

Stock Options and Performance Warrants

2001 Stock Plan

         As of May 15, 2001, the Board of Directors of the Company adopted the 2001 Stock Plan (the "2001 Plan") and on November 21, 2001 the Company stockholders approved the adoption of the 2001 Plan. On December 10, 2001, the Board of Directors amended the 2001 Plan to authorize 2,000,000 additional shares for future awards and on May 10, 2002 the Company stockholders approved the amendment. As amended, there are 4,000,000 shares reserved for issuance under the 2001 Plan. The purpose of the 2001 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants, and independent contractors of the Company, may be granted incentive stock options and/or nonqualified stock options to purchase shares of Common Stock, in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide additional incentive for such persons to exert maximum efforts for the success of the Company by encouraging stock ownership in the Company. As of April 26, 2005, options to purchase 2,397,500 shares of Common Stock were outstanding pursuant to the 2001 Plan.

Performance Warrants

         Performance warrants were issued to all stockholders in connection with the reverse merger in 2001. Performance warrants are exercisable for shares of common stock, on a one-for-one basis, upon the satisfaction of certain performance targets (the "Share Exchange"). The performance warrants are exercisable until May 31, 2011 at an exercise price of $.0001 per share and vest based upon the satisfaction by the Company of certain performance targets. The first fifty percent (50%) of the shares issuable upon the exercise of the performance warrants (the "Warrant Shares") shall vest upon (i) the Company (or any subsidiary thereof) reporting cumulative total revenues commencing with the quarter ending June 30, 2001 (the "Initial Quarter") and thereafter during the Exercise Period ("Cumulative Total Revenues") of not less than $10 million, or
(ii) the Company (or any subsidiary thereof) reporting cumulative EBITDA (earnings before the payment of interest and taxes and before any deduction for depreciation and amortization) commencing with the Initial Quarter and thereafter during the Exercise Period ("Cumulative EBITDA") of not less than $1 million; or (iii) the Company (or any subsidiary thereof) reporting cumulative Gross Placements (as hereinafter defined) commencing with the Initial Quarter and thereafter during the Exercise Period ("Gross Placements") of not less than $50 million. The remaining Warrant Shares shall vest upon (i) the Company (or any subsidiary thereof) reporting Cumulative Total Revenues commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $20 million, or (ii) the Company (or any subsidiary thereof) reporting Cumulative EBITDA commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $2 million; or (iii) the Company (or any subsidiary thereof) reporting Cumulative Gross Placements commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $100 million (collectively, the "Remaining Warrant Share Targets"). Satisfaction of 25% of either of the Remaining Warrant Share Targets accelerates the vesting with respect to 25% of the remaining Warrant Shares. "Gross Placements" means the gross proceeds received by third party issuers resulting from the sale or placement of its securities by the Company and/or its subsidiaries to investors without reduction, offset, or decrease for any costs or expenses incurred by such issuer and its subsidiaries in connection therewith.

         During 2004, 105,000 performance warrants held by an individual shareholder, who was not an executive officer or director, were forfeited and cancelled. There are a total of 570,000 performance warrants outstanding, none of which are held by any executive officers or director named in the above Summary Compensation Table.

Employment Agreements

         In May 1999, the Company entered into an at-will employment agreement with Brian Overstreet pursuant to which Mr. Overstreet agreed to serve as the Company's President and Chief Executive Officer. The agreement was amended in July 2000, March 2001, and April 2004. Under the current agreement the Company agreed to pay Mr. Overstreet an annual base salary of $180,000. In addition to the base salary, Mr. Overstreet is entitled to receive performance bonuses based upon his accomplishments and the Company's performance. Mr. Overstreet's employment agreement contains other customary provisions.

         In May 1999, the Company entered into an at-will employment agreement with Robert Kyle pursuant to which Mr. Kyle agreed to serve as the Company's Vice President. The agreement was amended in July 2000 and April 2004. Under the current agreement the Company agreed to pay Mr. Kyle an annual base salary of $120,000. In addition to the base salary, Mr. Kyle is entitled to receive performance bonuses based upon his accomplishments and the Company's performance. Mr. Kyle's employment agreement contains other customary provisions.

         In June 2000, the Company entered into an at-will employment agreement with Henry Duong when he joined the Company as a Financial Analyst. In August 2001 and June 2003, Mr. Duong was promoted to Vice President of Operations and Chief Operating Officer, respectively. Under the current agreement, Mr. Duong receives an annual base salary of $120,000 and is entitled to receive performance bonuses based upon his accomplishments and the Company's performance. Mr. Duong's employment agreement contains other customary provisions.

Consulting Agreements

         In April 2001, the Company entered into advisory agreement with Kleega Corp., a company owned by Howard White, a stockholder of the Company and relative of the Company's President and CEO. Pursuant to the advisory agreement, Kleega Corp. agreed to serve as management consultant and technology consultant to the Company from May 1, 2001 to April 30, 2002. The agreement has been extended to December 31, 2005. As compensation for Kleega Corp.'s services, the Company shall pay Kleega Corp. (i) an initial retainer of $25,000; and (ii) a monthly retainer of $15,000 during the term of the agreement.

         For the year ended December 31, 2004, the Company paid $185,987 in consulting and other fees to Kleega Corp. In December 2004 Kleega Corp. was granted options to purchase 250,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant.

         In October 2004 the Company borrowed $39,000 from Kleega Corp. and repaid the loan in full during November 2004.

         Security Ownership Of Certain Beneficial Owners And Management
         --------------------------------------------------------------

         The following table sets forth information as of the Record Date with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) each person known by the Company to beneficially own five percent or more of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. See "Compensation of Directors and Executive Officers."

                                            Amount and
                                            Nature of           Percentage
           Name and Address                 Beneficial           (%) of
           of Beneficial Owner(1)           Ownership(2)         Class(2)
           ----------------------           ------------         --------

           Brian M. Overstreet(3)           14,006,244(4)         58.9%

           Global Capital Advisors(5)        6,966,775(6)         22.9%

           Robert F. Kyle(7)                 3,292,909(8)         13.0%

           Henry Duong(9)                      917,500(10)         3.8%

           William John Jackson(11)             90,900(12)          *

           Directors and Officers           18,307,553            70.1%
              as a Group (4 persons)

*   Indicates beneficial ownership of less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Sagient Research Systems, Inc., 3655 Nobel Drive, Suite 540, San Diego, California 92112.
(2) Beneficial ownership as reported in the table above has been determined in accordance with Item 403 of Regulation S-B of the Securities Act of 1933 and Rule 13(d)-3 of the Securities Exchange Act, and based upon 23,510,796 shares of Common Stock outstanding.
(3) Mr. Overstreet is the President, Chief Executive Office and a Director of the Company.
(4) Includes (i) 3,056,943 shares held by Presidence, Incorporated, with respect to which Mr. Overstreet is the Managing Director and sole signatory (ii) 10,699,301 shares held in the name of a two trusts for which Mr. Overstreet is a beneficial owner and trustee and (iii) 250,000 shares of common stock of the Company issuable upon the exercise of options held by Mr. Overstreet.
(5) The address of Global Capital Advisors is 106 Colony Park Dr., Suite 900, Cumming, GA 30040.
(6) Includes (i) 6,043,815 shares of common stock of the Company issuable upon conversion of $1,208,763 convertible debenture (ii) 125,000 shares of common stock of the Company issuable upon the exercise of warrants held by Global Capital Funding Group, LP, and (iii) 775,000 shares of common stock of the Company issuable upon conversion of $155,000 convertible debenture. Global Capital Advisors is the investment manager for Global Capital Funding Group, LP and GCA Strategic Investment Fund Ltd.
(7) Mr. Kyle is the Vice President, Secretary, General Counsel and a Director of the Company.

(8) Includes (i) 1,514,438 shares of common stock of the Company issuable upon the exercise of options held by Mr. Kyle to buy shares of the Company's common stock owned by Presidence, Inc., and (ii) 250,000 shares of common stock of the Company issuable upon the exercise of options held by Mr. Kyle.
(9) Mr. Duong is the Chief Operating Officer of the Company.
(10) Includes 517,500 shares of common stock of the Company issuable upon the exercise of options held by Mr. Duong.
(11) Mr. Jackson is Director of the Company.
(12) Includes 75,000 shares of common stock of the Company issuable upon the exercise of options held by Mr. Jackson and 100 shares of common stock held in the name of his minor child.

Certain Transactions

         In June 2004 the Company borrowed $35,000 from a company controlled by the Company's President and Chief Executive Officer and issued a promissory note to it in the aggregate principal amount of $35,000. The note is due January 1, 2006 and bears interest at the rate of 12% per annum. In July 2004, the Company borrowed an additional $65,000 from such entity and issued an additional promissory note in the aggregate principal amount for $65,000 upon the same terms and conditions as the note issued in June 2004.

         In December 2004 Brian M. Overstreet, the Company's President and Chief Executive Officer and Robert F. Kyle, the Company's Vice President, Secretary and General Counsel were each granted options to purchase 250,000 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant.

         See "Consulting Agreements," for transactions with Kleega Corp.

                                  PROPOSAL TWO

            RATIFICATION OF THE APPOINTMENT OF PETERSON & CO., LLP AS
           INDEPENDENT PUBLIC AUDITORS FOR THE COMPANY FOR FISCAL YEAR
                            ENDING DECEMBER 31, 2005

         The Audit Committee has appointed Peterson & Co., LLP as the Company's independent auditors to conduct the audit of the Company's books and records for the fiscal year ending December 31, 2005. Peterson & Co., LLP also served as the Company's independent auditors for the previous fiscal year. Representatives of Peterson & Co., LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

         The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for the ratification of the appointment of Peterson & Co., LLP as the Company's independent auditors. The Board of Directors is responsible for the appointment and retention of the Company's independent auditors. Although ratification by shareholders is not required by our organizational documents or other applicable law, the Board of Directors has determined that requesting ratification by shareholders of its appointment of Peterson & Co., LLP as the Company's independent auditors is a matter of good corporate practice. If shareholders do not ratify the selection, the Board of Directors will reconsider whether or not to retain Peterson & Co., LLP, but may still retain them. Even if the selection is ratified, the Board of Directors, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Peterson & Co., LLP as independent public auditors for the Company. Unless marked to the contrary, proxies received from shareholders will be voted in favor of the ratification of the appointment of Peterson & Co., LLP as independent public auditors for the Company for fiscal year ending December 31, 2005.


STOCKHOLDER PROPOSALS AND SUBMISSIONS
FOR THE COMPANY'S 2005 ANNUAL MEETING

If any stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the 2006 Annual Meeting of stockholders, that proposal must be presented to the Company's secretary prior to December 31, 2005. Stockholder communications to the Board of Directors, including any such communications relating to director nominees, may also be addressed to our Secretary at our address. The Board believes that no more detailed process for these communications is appropriate, due to the variety in form, content and timing of these communications. Our Secretary will forward the substance of meaningful shareholder communications, including those relating to director candidates, to the Board or the appropriate committee upon receipt.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                        SAGIENT RESEARCH SYSTEMS, INC.


April 26, 2005                          By:
                                           -------------------------------------
                                           Brian M. Overstreet
                                           President and Chief Executive Officer

SAGIENT RESEARCH SYSTEMS, INC.                                             PROXY
                         SAGIENT RESEARCH SYSTEMS, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING ONE OF THE BOXES ([FOR] [WITHHOLD AUTHORITY] [AGAINST] OR [ABSTAIN]) NEXT TO THE PROPOSAL

         The undersigned hereby appoint(s) Brian M. Overstreet as a proxy (the "Proxy") for the undersigned, with the power of substitution and resubstitution to vote any and all shares of capital stock of Sagient Research Systems, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on May 19, 2005, at 8:00 A.M. pacific standard time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of and proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS NO. 1 AND NO. 2

1.       ELECTION OF DIRECTORS
         ---------------------

            VOTE

[ ]         FOR ALL nominees listed below EXCEPT as marked to the contrary below

[ ] WITHHOLD AUTHORITY to vote for ALL nominees listed below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

[ ]         ABSTAIN

Brian M. Overstreet, Robert F. Kyle and William John Jackson.

2.       RATIFICATION OF PETERSON & CO., LLP
         -----------------------------------

[ ]         FOR the ratification of Peterson & Co., LLP

[ ]         AGAINST

[ ]         ABSTAIN

         THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED (1) FOR THE ELECTION OF THE THREE (3) NOMINEES NAMED IN ITEM 1, (2) THE RATIFICATION OF PETERSON & CO., LLP IN ITEM 2, AND (3) IN THE DISCRETION OF THE PROXY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

         In his discretion, Brian M. Overstreet (or his substitute(s)) is authorized to vote upon such other business as may properly come before the meeting.

         Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAGIENT RESEARCH SYSTEMS, INC.

                                      Dated:___________________________________


                                      _________________________________________
                                      Signature

                                      _________________________________________
                                      Signature if jointly owned:

                                      _________________________________________
                                      Print name:

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE